Exhibit 3.1

ROSS MILLER Secretary of State 204 North Carson Street, Suite 4 Carson City, Nevada 89701-4520 (775) 684 5708 Website: www.nvsos.gov
	Filed in the office of Ross Miller Secretary of State State of Nevada	Document Number 20100522807-47 __ Filing Date and Time 07/15/2010 12:00 PM Entity Number E0336732010-8
Articles of Incorporation (PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY
1. Name of Corporation:	Gold Ridge Resources, Inc.
2. Registered Agent for Service of Purpose: (check only one box )	☐ Commercial Registered Agent: Name ☒ Noncommercial Registered Agent (name and address below)	OR	☐ Office or Position with Entity (name and address below)
Aspen Asset Management
Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
6623 Las Vegas Blvd. South #255	Las Vegas	NEVADA	89119
Street, Address	City		Zip Code
		NEVADA
Mailing Address (if different from street address)	City		Zip Code
3. Authorized Stock: (number of shares corporation is authorixed to issue)	Number of shares with par value: 100,000,000	Par Value per share: $.001	Number of shares without par value:
4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natrual person at least 18 years of age; attach additional page if more than two directors/trustees)	1. David Mough
	Name
	Box 1937	Nevada City	CA	95959
	Street Address	City	State	Zip Code
	2. Karen Geodderz
	Name
	4908 Hildago Way	Las Vegas	NV	89121
	Street Address	City	State	Zip Code
5. Purpose: (optional: see instructions)	The purpose of this corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)	Alan Shinderman		X/s/ Alan Shinderman
	Name		Incorporator Signature
	6623 Las Vegas Blvd South #255	Las Vegas	NV	89119
	Address	City	State	Zip Code
7. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity. X/s/ Alan Shinderman	7/14/10
	Authorized Signature of Registered Agent or On behalf of Registered Agent Entity	Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 78 Article
Revised: 4-10-09